                                                                     EXHIBIT 4.1

THE OPTION GRANTED PURSUANT TO THIS AGREEMENT AND THE SHARES ISSUABLE UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.



                             STOCK OPTION AGREEMENT

     This STOCK OPTION AGREEMENT is made and entered into as of April 13, 2001, by and between NetCurrents, Inc. and Millennium Consulting Group.

                          SECTION 1:  GRANT OF OPTION

     1.1 Option. On the terms and conditions set forth in the Notice of Stock Option Grant and this Agreement, the Company grants to the Optionee the option to purchase at the Exercise Price the number of Shares set forth in the Notice of Stock Option Grant.

     1.2 Defined Terms. Capitalized terms are defined at the end or within the text of this Agreement.

                         SECTION 2:  RIGHT TO EXERCISE

     2.1 Exercisability. Subject to the other conditions set forth in this Agreement, all or part of this option may be exercised prior to its expiration at the time or times set forth in the Notice of Stock Option Grant.

                SECTION 3:  NO TRANSFER OR ASSIGNMENT OF OPTION

     Optionee may not assign, sell or transfer the option, in whole or in part.

                        SECTION 4:  EXERCISE PROCEDURES

     4.1 Notice of Exercise. The Optionee or the Optionee's representative may exercise this option by delivering a written notice in the form of Exhibit B attached hereto ("Notice of Exercise") to the Company in the manner specified pursuant to Section 10.4 hereof. Such notice shall specify the election to exercise this option, the number of Shares for which it is being exercised and the form of payment, which must comply with Section 5. The notice shall be signed by the person who is entitled to exercise this option on behalf of the Optionee.

     4.2 Issuance of Shares. After receiving a proper notice of exercise, the Company shall cause to be issued a certificate or certificates for the Shares as to which this option has been exercised, registered in the Optionee. The Company shall cause such certificate or certificates to be deposited in escrow or delivered to or upon the order of the Optionee.

     4.3 Withholding Taxes. In the event that the Company determines that it is required to withhold any tax as a result of the exercise of this option, the Optionee, as a condition to the exercise of this option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Optionee shall also make arrangements satisfactory to the

Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares purchased by exercising this option.

                         SECTION 5:  PAYMENT FOR STOCK

     5.1 General Rule. The entire Exercise Price of Shares shall be payable in full by cash or check for an amount equal to the aggregate Exercise Price for the number of shares being purchased. Alternatively, in the sole discretion of the Company and upon such terms as the Company shall approve, the Exercise Price may be paid by:

          5.1.1  Cashless Exercise.  A copy of instructions to a broker
                 -----------------
directing such broker to sell the Shares for which this option is exercised, and to remit to the Company the aggregate Exercise Price of such option;

          5.1.2  Stock-For-Stock Exercise.  Paying all or a portion of the
                 ------------------------
Exercise Price for the number of Shares being purchased by tendering Shares owned by the Optionee, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate Purchase Price of the shares with respect to which this option or portion hereof is exercised; or

          5.1.3  Attestation Exercise. By a stock for stock exercise by means of
                 --------------------
attestation whereby the Optionee identifies for delivery specific Shares already owned by Optionee and receives a number of Shares equal to the difference between the Option Shares thereby exercised and the identified attestation Shares.

     5.2 Withholding Payment. The Exercise Price shall include payment of the amount of all federal, state, local or other income, excise or employment taxes subject to withholding (if any) by the Company or any Parent or Subsidiary corporation as a result of the exercise of a Stock Option. The Optionee may pay all or a portion of the tax withholding by cash or check payable to the Company, or, at the discretion of the Company, upon such terms as the Company shall approve, by (i) cashless exercise or attestation exercise; (ii) Stock-for-Stock exercise; (iii) in the case of an Option, by paying all or a portion of the tax withholding for the number of shares being purchased by withholding shares from any transfer or payment to the Optionee ("Stock withholding"); or (iv) a combination of one or more of the foregoing payment methods. The Fair Market Value of the number of shares subject to Stock withholding shall not exceed an amount equal to the applicable minimum required tax withholding rates.

     5.3 Exercise/Pledge. In the discretion of the Company, upon such terms as the Company shall approve, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

                        SECTION 6:  TERM AND EXPIRATION

     This option shall expire and shall not be exercisable after the expiration of the Expiration Date specified in the Notice of Stock Option Grant.

                   SECTION 7:  LEGALITY OF INITIAL ISSUANCE

     No Shares shall be issued upon the exercise of this option unless and until the Company has determined that:

     7.1 It and the Optionee have taken any actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof;

     7.2 Any applicable listing requirement of any stock exchange on which Stock is listed has been satisfied; and

     7.3 Any other applicable provision of state or federal law has been satisfied.

                      SECTION 8:  NO REGISTRATION RIGHTS

     The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Agreement to comply with any law.

                     SECTION 9:  RESTRICTIONS ON TRANSFER

     9.1 Securities Law Restrictions. Regardless of whether the offering and sale of Shares have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

     9.2 Market Stand-Off. In the event of an underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Act, including the Company's initial public offering (a "Public Offering"), the Optionee shall not Transfer for value any shares of Stock without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the "Market Stand-Off"). The Market Stand-Off shall terminate following the expiration of the two-year period immediately following the effective date of the Company's initial public offering. Such restriction (the "Market Stand-Off") shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period.

     9.3 Investment Intent at Grant. The Optionee represents and agrees that the Shares to be acquired upon exercising this option will be acquired for investment, and not with a view to the sale or distribution thereof.

     9.4 Investment Intent at Exercise. In the event that the sale of Shares are not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Optionee shall represent and agree at the time of exercise that the Shares being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

     9.5 Legends. All certificates evidencing Shares purchased under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

      "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

     9.6 Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under this Agreement no longer is required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

     9.7 Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 9 shall be conclusive and binding on the Optionee and all other persons.

                     SECTION 10:  MISCELLANEOUS PROVISIONS

     10.1 Rights as a Shareholder. Neither the Optionee nor the Optionee's representative shall have any rights as a shareholder with respect to any Shares subject to this option until the Optionee or the Optionee's representative becomes entitled to receive such Shares by filing a notice of exercise and paying the Purchase Price pursuant to Section 4 and Section 5 hereof.

     10.2 Adjustments. If there is any change in the number of outstanding shares of Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, then (i) the number of shares subject to this option and (ii) the Exercise Price of this option, in effect prior to such change, shall be proportionately adjusted to reflect any increase or decrease in the number of issued shares of Stock; provided, however, that any
                                                     --------  -------
fractional shares resulting from the adjustment shall be eliminated.

     10.3 No Retention Rights. Nothing in this option shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.

     10.4 Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided to the Company.

     10.5 Entire Agreement. The Notice of Stock Option Grant and this Agreement constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

     10.6 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, AS SUCH LAWS ARE APPLIED TO CONTRACTS ENTERED INTO AND PERFORMED IN SUCH STATE.

                           SECTION 11:  DEFINITIONS

     11.1   "Agreement" shall mean this Stock Option Agreement.

     11.2 "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time or, if a Committee has been appointed, such Committee.

     11.3   "Code" shall mean the Internal Revenue Code of 1986, as amended.

     11.4   "Company" shall mean NetCurrents, Inc., a Delaware corporation.

     11.5 "Date of Grant" shall mean the date specified in the Notice of Stock Option Grant.

     11.6 "Exercise Price" shall mean the amount for which one Share may be purchased from the Company upon exercise of this option, as specified in the Notice of Stock Option Grant.

     11.7 "Fair Market Value" shall mean the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

     11.8 "Non-Qualified Stock Option" shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

     11.9 "Notice of Stock Option Grant" shall mean the document so entitled, to which this Agreement is attached hereto as Exhibit A.

     11.10 "Optionee" shall mean the entity specified in the Notice of Stock Option Grant.

     11.11 "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     11.12 "Purchase Price" shall mean the Exercise Price multiplied by the number of Shares with respect to which this option is being exercised.

     11.13  "Securities Act" shall mean the Securities Act of 1933, as amended.

     11.14 "Service" shall mean service to the Company as an employee or consultant.

     11.15 "Share" shall mean one share of Stock, as adjusted in accordance with Section 10.2.

     11.16  "Stock" shall mean the Common Stock ($.001 par value).

     11.17 "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

Optionee:  Millennium Consulting Group           NetCurrents, Inc.


By:  /s/ DOUG FURTH                              By:  /s/ IRWIN MEYER
     ------------------------------                   -----------------------

Its: President                                   Its: President & CEO
     ------------------------------                   -----------------------

                                   EXHIBIT A

                         NOTICE OF STOCK OPTION GRANT


Name of Optionee:                     Millennium Consulting Group

Total Number of Shares Granted:       2,000,000 shares of Common Stock ($0.001
                                      par value) of NetCurrents, Inc.
Type of Option:                       Non-Qualified Stock Option

Exercise Price Per Share:             $0.08

Date of Grant:                        April 13, 2001

Vesting Schedule:                     100% of the Shares underlying the option
                                      shall vest and become exercisable on April
                                      13, 2001
Expiration Date:                      April 12, 2002

                                   EXHIBIT B

                              NOTICE OF EXERCISE

                (To be signed only upon exercise of the Option)

     NetCurrents, Inc.
     9720 Wilshire Boulevard, Ste. 700
     Beverly Hills, CA 90212

     The undersigned, the holder of the enclosed Stock Option Agreement, hereby irrevocably elects to exercise the purchase rights represented by the Option and to purchase thereunder ______* shares of Common Stock ($.001 par value) of NetCurrents, Inc. (the "Company"), and herewith encloses payment of $_______ and/or _________ shares of the Company's common stock in full payment of the purchase price of such shares being purchased.

Dated:_________________

YOUR STOCK MAY BE SUBJECT TO RESTRICTIONS AND FORFEITABLE UNDER THE NOTICE OF STOCK OPTION GRANT AND STOCK OPTION AGREEMENT


                                           -------------------------------------
                                           (Signature must conform in all
                                           respects to name of holder as
                                           specified on the face of the Option)


                                           -------------------------------------
                                           (Please Print Name)


                                           -------------------------------------


                                           -------------------------------------


                                           -------------------------------------
                                           (Address)


     * Insert here the number of shares called for on the face of the Option, or, in the case of a partial exercise, the number of shares being exercised, in either case without making any adjustment for additional Common Stock ($.001 par value) of the Company, other securities or property that, pursuant to the adjustment provisions of the Option, may be deliverable upon exercise.